Exhibit 7

NEWSTAR FINANCIAL, INC.

SECOND AMENDMENT TO

STOCKHOLDERS AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), entered into as of June 5, 2006 to the STOCKHOLDERS AGREEMENT entered into as of June 18, 2004, by and among NEWSTAR FINANCIAL, INC. (f/k/a Novus Capital, Inc.), a Delaware corporation (the “Corporation”) and the securityholders of the Corporation signatory thereto, as amended by the First Amendment to the Stockholders Agreement dated August 22, 2005 (collectively, the “Agreement”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, the requisite parties to the Agreement desire to amend the Agreement in accordance with Section 7.03 thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

Section 1 Amendment to Section 2.10(g). Section 2.10(g) of the Agreement is hereby deleted and replaced in its entirety as follows:

(g) incur aggregate indebtedness for borrowed money in excess of eight (8) times the sum of (i) stockholder equity, determined in accordance with generally accepted accounting principles in the United States and (ii) the total amount of unsatisfied subscription obligations under the Subscription Agreement and Founders Subscription Agreement.

Section 2. Miscellaneous.

(a) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same agreement.

(c) All headings set forth in this Amendment are intended for convenience only and shall not control or affect the meaning, construction or effect of this Amendment or the Agreement or of any of the provisions hereof or thereof.

(d) This Amendment shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

Section 3. Authorization. This Amendment has been executed by the Company and Investors holding more than sixty-six and two thirds percent (66  2/3%) of the outstanding Common Stock, Class A Common Stock and Preferred Stock held by the Investors.

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2

IN WITNESS WHEREOF, the parties have caused this First Amendment to Stockholders Agreement to be executed by their duly authorized as of the same day and year first above written.

NEWSTAR FINANCIAL, INC.

By:	/s/ Timothy J. Conway
Name:
Title:

CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

By:	Capital Z Partners, L.P.,
its general partner

By:	Capital Z Partners, Ltd.,
its general partner

By:	/s/ Illegible
Name:
Title:

CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

By:	Capital Z Partners, L.P.,
its general partner

By:	Capital Z Partners, Ltd.,
its general partner

By:	/s/ Illegible
Name:
Title:

J.P. MORGAN CAPITAL, L.P.

By:	J.P. Morgan Capital Management Company, L.P., as General Partner

By:	J.P. Morgan Capital Management Company, L.L.C., as General Partner

By:	J.P. Morgan Investment Partners, L.P.,
as Sole Member

By:	J.P. Morgan Capital Corporation,
as General Partner

By:	/s/ Richard Madsen
Name:	Richard Madsen
Title:	Managing Director and Assistant Secretary

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P.

By:	Corsair II, L.P., as General Partner

By:	Corsair II, L.L.C., as General Partner

By:	/s/ T. Kimball Brooker, Jr.
Name:	T. Kimball Brooker, Jr.
Title:	Chief Investment Officer

OZ MASTER FUND, LTD.

By:	OZ Management, L.L.C., its investment manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT

SHAWMUT EQUITY PARTNERS L.P.

By:	Shawmut Capital Partners, LLC,
its General Partner

By:	/s/ Daniel K. Doyle
Name:	Daniel K. Doyle
Title:	Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mark E. Kisher
Name:	Mark E. Kisher
Title:	Its Authorized Representative

SIGNATURE PAGE TO FIRST AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT